Exhibit 10.15A
Schedule of Named Executive Officers Party to Change of Control Employment Agreement (BE4 and Higher Version without gross-up or window period - current)
(As of December 31, 2021)
J. McGregor Carr
Megan D. Crespi
James J. Herzog
Jay K. Oberg